Exhibit 10.3
Execution Version
MORTGAGE PURCHASE AGREEMENT
     This MORTGAGE PURCHASE AGREEMENT (this “Agreement”), dated as of September 30, 2008, is made and entered into by and between Care Investment Trust Inc., a Maryland Corporation (“Seller”) and CIT Healthcare LLC, a Delaware limited liability company (the “Buyer”). Seller and Buyer may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.
W I T N E S S E T H:
     WHEREAS, Exhibit A attached hereto contains a list of all of the mortgage loans owned by Seller as of the date hereof (each a “Mortgage Asset”); and
     WHEREAS, subject to the terms and conditions hereof, the Parties may from time-to-time enter into transactions (each a “Transaction”) in which Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, certain Mortgage Assets.
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt an adequacy of which is hereby acknowledged, the Parties hereto (intending to be legally bound) hereby agree as follows:
ARTICLE 1.
DEFINITIONS
     1.1 Defined Terms. As used herein, the terms below have the following meanings:
          (a) “Affiliate” means, with respect to a Party, any individual or entity that controls, is controlled by, or is under common control with, such Party.
          (b) “Agreement” has the meaning set forth in the preamble of this Agreement.
          (c) “Assignment Agreement” has the meaning set forth in Section 2.6.
          (d) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.
          (e) “Buyer” has the meaning set forth in the preamble of this Agreement.

          (f) “Engagement Date” has the meaning set forth in Section 2.2.
          (g) “Exercise Date” means the date upon which Seller provides written notice to Buyer exercising its Sale Right in accordance with Section 2.1 hereof.
          (h) “Exercise Notice” has the meaning set forth in Section 2.1.
          (i) “Fair Market Value” has the meaning set forth in Section 2.2.
          (j) “Fair Market Value Arbitrator” means an individual or entity selected, by written agreement of the Parties within three (3) Business Day after an Objection Notice is delivered by a Party, to review the Third Party Appraiser’s determination of Fair Market Value, which individual or entity must be independent of both Parties (within the meaning of the director independence rules of the New York Stock Exchange); provided however if the Parties have not agreed to a Fair Market Value Arbitrator by 5 p.m. New York City time on the date that is three (3) Business Day after an Objection Notice is delivered, the Third Party Appraiser shall promptly appoint a Fair Market Value Arbitrator that is independent of both Parties (within the meaning of the director independence rules of the New York Stock Exchange).
          (k) “Fair Market Value Arbitrator’s Determination” has the meaning set forth in Section 2.2.
          (l) “Mortgage Asset” has the meaning set forth in the Recitals.
          (m) “Objection Deadline” has the meaning set forth in Section 2.2.
          (n) Objection Notice” has the meaning set forth in Section 2.2.
          (o) “Objecting Party” has the meaning set forth in Section 2.2.
          (p) “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.
          (q) “Par Value” means, with respect to any Mortgage Asset, the outstanding principal balance of such Mortgage Asset as of the Transaction Closing Date with respect to such Mortgage Asset.
          (r) “Resignation Notice” has the meaning set forth in the definition of Third Party Appraiser.
          (s) “Revocation Notice” has the meaning set forth in Section 2.3.
          (t) “Sale Price” has the meaning set forth in Section 2.2.
          (u) “Sale Right” has the meaning set forth in Section 2.1.
          (v) “Seller” has the meaning set forth in the preamble of this Agreement.
          (w) “Termination Date” has the meaning set forth in Section 2.1.
          (x) “Third Party Appraiser” means Column Financial Inc.; provided, however, if Column Financial Inc. shall have notified the Company that it is no longer willing to serve as Third Party Appraiser under this Agreement (a “Resignation Notice”), “Third Party Appraiser” shall mean a successor Third Party Appraiser that is independent of both Parties (within the meaning of the director independence rules of the New York

Stock Exchange) and agreed to in writing by the Parties in advance of the effective date of the Resignation Notice; and provided further if the Parties have not agreed to a successor Third Party Appraiser by the effective date of the Resignation Notice, the Third Party Appraiser shall appoint a successor Third Party Appraiser that is independent of both Parties (within the meaning of the director independence rules of the New York Stock Exchange) effective as of the effective date of such Resignation Notice.
          (y) “Transaction” has the meaning set forth in the Recitals.
          (z) “Transaction Closing” means the consummation of the purchase of one or more Mortgage Assets for the Sale Price pursuant to Seller’s exercise of the Sale Right in accordance with Section 2.1 hereof.
          (aa) “Transaction Closing Date” means, with respect to any Mortgage Asset, the date on which a Transaction Closing occurs with respect to such Mortgage Asset.
ARTICLE 2.
SALE RIGHT
     2.1 Obligation; Exercise. At any time and from time-to-time from the date of this Agreement to 5:00 p.m., New York City time, on September 30, 2009 (the “Termination Date”), Seller shall have the right, but not the obligation (the “Sale Right”), by providing written notice to Buyer in accordance with this Section 2.1 (each an “Exercise Notice”), to cause Buyer to purchase on the Transaction Closing Date any or all of the Mortgage Assets then owned by Seller for the Sale Price of such Mortgage Assets; provided, however, that in no event shall Buyer be required to purchase any Mortgage Asset after it has purchased Mortgage Assets with an aggregate Sale Price of One Hundred Twenty Five Million Dollars ($125,000,000) pursuant to this Agreement. Each Exercise Notice shall specify (a) Seller’s intention to exercise the Sale Right granted hereunder, (b) the identity of the Mortgage Asset or Mortgage Assets to be sold, (c) the Exercise Date, and (d) wire instructions for payment of the Sale Price on the Transaction Closing Date.
     2.2 Calculation of Sale Price. Upon receipt of an Exercise Notice, Buyer shall promptly, but in no event later than two (2) Business Day after receipt by Buyer of the Exercise Notice, submit a request (the date on which such request is submitted the “Engagement Date”) to the Third Party Appraiser to determine the fair market value, as of the Exercise Date, of the Mortgage Assets identified in the Exercise Notice (the “Fair Market Value”) and Buyer shall instruct the Third Party Appraiser to deliver its calculation of Fair Market Value simultaneously to each of Seller and Buyer within five (5) Business Days after the Engagement Date. If, upon receipt of the Third Party Appraiser’s determination of Fair Market Value, either Party disagrees with such determination, such Party (the “Objecting Party”) may, by written notice (an “Objection Notice”) to the other Party by 5:00 p.m. New York City time on the date that is two (2) Business Days following receipt by the Objecting Party of the Third Party Appraiser’s determination (the “Objection Deadline”), request that the Third Party Appraiser’s determination of Fair Market Value be appealed to the Fair Market Value Arbitrator and the Objecting Party shall, upon appointment of the Fair Market Value Arbitrator, instruct the Fair Market Value Arbitrator to render its determination of the Fair Market Value of the Mortgage Assets identified in the applicable Exercise Notice to both Parties within five (5) Business Days after such instruction. Each Objection Notice must contain the Objecting Party’s calculation of the Fair Market Value of the Mortgage Assets identified in the applicable Exercise Notice and its basis for calculating such Fair Market Value. If a Party fails to deliver an Objection Notice with respect to the Third Party Appraiser’s determination of Fair Market Value of the Mortgage Assets identified in any Exercise Notice by the Objection Deadline, such Party shall be deemed to agree with, and have adopted, the Third Party Appraiser’s determination of Fair Market Value. If neither Party delivers an Objection Notice with respect to the Third Party Appraiser’s determination of Fair Market Value of the Mortgage Assets identified in any Exercise Notice by the Objection Deadline, the Third Party Appraiser’s determination of Fair Market Value shall be final and binding on the Parties as of the Objection Deadline. If one or more Objection Notices are delivered by the Objection Deadline, the Fair Market Value Arbitrator’s determination of Fair Market Value shall be final and binding on the Parties as of the date on which such determination (the “Fair Market Value Arbitrator’s Determination”) is delivered to both Parties. For all purposes of this Agreement, the “Sale Price” of any Mortgage Asset shall be equal to the Fair Market Value of such Mortgage Asset as finally determined pursuant to this Section 2.2.
     2.3 Revocation of Exercise Notice; Maximum Fair Market Value. Notwithstanding anything to the contrary in this Agreement, (a) Seller may, at any time up until the Transaction Closing Date with respect to a Mortgage Asset, revoke its Notice of Exercise with respect to such Mortgage Asset by providing written notice thereof to Buyer (a “Revocation Notice”) and, in the event of delivery of such a Revocation Notice, Seller shall have no obligation to sell the Mortgage Asset that is the subject of such Revocation Notice to Buyer pursuant to this Agreement on the Transaction Closing Date set forth in the applicable Exercise Notice or at all; provided, however, that delivery of a Revocation Notice with respect to any Mortgage Asset shall not prejudice Seller’s right to include such Mortgage Asset in a subsequent Exercise Notice during the term of this Agreement, and (b) in no event shall Buyer be obligated to purchase any Mortgage Asset pursuant to this Agreement if the Fair Market Value of such Mortgage Asset, as finally determined in accordance with Section 2.2, is greater than one hundred five percent (105%) of the Par Value of such Mortgage Asset.
     2.4 Conditions to Closing.
          (a) The obligation of Seller to transfer the Assets to Buyer in exchange for the applicable Sale Price pursuant to an Assignment Agreement shall be subject to the following additional conditions (which conditions may be waived by Seller in Seller’s sole discretion):
               (1) that at the time of the Transaction Closing of such transfer, each of the representations and warranties of Buyer made in the Assignment Agreement shall be true and correct; and

               (2) all required approvals and consents to the transactions contemplated by the Assignment Agreement relating to such transfer shall have been obtained from all necessary third parties.
          (b) The obligation of Buyer to pay the Sale Price to Seller in exchange for the transfer of Assets pursuant to an Assignment Agreement shall be subject to the following additional conditions (which conditions may be waived by Buyer in Buyer’s sole discretion):
               (1) that at the time of the Transaction Closing of such Transfer, each of the representations and warranties of Seller made in the Assignment Agreement shall be true and correct;
               (2) Seller shall have executed and delivered to Buyer the Transfer Instruments required by the Assignment Agreement, executed by Seller and all other required parties other than Buyer;
               (3) all required approvals and consents to the transactions contemplated by the Assignment Agreement shall have been obtained from all necessary third parties; and
               (4) to the best of Seller’s knowledge, there shall be no material pending or threatened litigation regarding the Mortgage Assets that are the subject of such transfer.
     2.5 Costs of Fair Market Value Determinations. Each of Seller and Buyer shall be responsible for paying fifty percent (50%) of the fees, costs and expenses associated with the Third Party Appraiser’s determination of Fair Market Value. Any fees, costs and expenses associated with the Fair Market Value Arbitrator’s determination of Fair Market Value shall be borne by the Party whose calculation of Fair Market Value differed by the greatest amount from the Fair Market Value Arbitrator’s Determination (it being understood that if a Party fails to deliver an Objection Notice by the Objection Deadline, its calculation of Fair Market Value shall be deemed to be equal to the Third Party Appraiser’s determination of Fair Market Value).
     2.6 Transaction Closing. Each Transaction Closing shall occur at 10:00 a.m., New York City time, on the date that is three (3) Business Days after the applicable Sale Price has been finally determined pursuant to Section 2.2 . On the Transaction Closing Date with respect to any particular Mortgage Assets, the Parties shall consummate the sale of such Mortgage Assets pursuant to an assignment agreement substantially in the form of Exhibit B attached hereto (each an “Assignment Agreement”), against delivery by the Buyer of the Sale Price for such Mortgage Assets. Delivery of the Sale Price by the Buyer shall be made in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by Seller in the Exercise Notice.

ARTICLE 3.
OBLIGATION ABSOLUTE AND UNCONDITIONAL
     3.1 Obligation Absolute and Unconditional. Subject to Sections 2.2 and 2.4(b), the obligation of Buyer, upon delivery of an Exercise Notice by Seller (which Exercise Notice has not been revoked as of the applicable Transaction Closing Date by Seller’s delivery of a Revocation Notice to Buyer), to pay the Sale Price for the Mortgage Assets that are the subject of such Exercise Notice on the applicable Transaction Closing Date shall be absolute and unconditional and shall not be subject to any right of set-off or defense whatsoever, whether in law or equity, including force majeure.
ARTICLE 4.
MISCELLANEOUS
     4.1 Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile or similar writing) and shall be given,
     If to the Seller:
Care Investment Trust Inc.
c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
Attention: Chief Financial Officer
Facsimile No.: (212) 771-9317
     If to Buyer:
CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
Attention: President
Facsimile No.: (212) 771-9317
     4.2 Entire Agreement: No Other Representations. This Agreement and the exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof.
     4.3 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     4.4 Interpretation. The section references and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
     4.5 Successors and Assigns. No Party may assign any of its rights or delegate any of its duties or obligations under this Agreement, except that Buyer may, upon notice to Seller, delegate its duties or obligations hereunder to any Affiliate or Affiliates of Buyer. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
     4.6 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one instrument. The Parties may execute this Agreement by the facsimile exchange of executed signature pages.
     4.7 No Joint Venture or Partnership; No Third Party Beneficiaries.
          (a) Seller and Buyer intend that the relationships created hereunder be solely that of purchaser and seller. Nothing herein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between the Seller, on the one hand, and Buyer, on the other hand.
          (b) This Agreement is solely for the benefit of Seller and Buyer and their respective successors and permitted assigns and nothing contained in this Agreement shall be deemed to confer upon anyone other than the Seller and the Buyer and their respective successors and permitted assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.
     4.8 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
     4.9 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
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     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date and year set forth above.

CARE INVESTMENT TRUST INC.

By:

Name:	F. Scott Kellman
Title:	Chief Executive Officer

CIT HEALTHCARE LLC

By:

Name:	Steven Warden
Title:	President

EXHIBIT A
Mortgage Assets
Care Investment Trust - Mortgage Portfolio 2Q ‘08 Balances
(dollars in thousands)

	Carrying	Outstanding
	Amount @ 6/30/08	Balance @ 6/30/08
SNF	$9,236	$9,066
SNF / ALF	24,863	24,673
SNF / ALF / IL	26,510	25,822
SNF	23,992	23,896
SNF	27,614	27,229
SNF	6,642	6,569
SNF	4,676	4,647
SNF / ICF	29,690	29,392
SNF	8,552	8,476
SNF / ALF	9,802	9,547
SNF / Sr. Appts / ALF	16,311	16,160
ALF	3,705	3,718
SNF / IL	6,037	6,037
SNF	9,239	9,239
SNF	10,314	10,314

Total	$217,183	$214,785

EXHIBIT B
FORM OF
ASSIGNMENT AGREEMENT
     This ASSIGNMENT AGREEMENT (this “Agreement”), dated as of [___], 200_, is by and between Care Investment Trust Inc., a Maryland corporation (the “Seller”) and CIT Healthcare LLC, a Delaware Limited Liability Company (the “Buyer”). Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Mortgage Purchase Agreement entered into by and between Seller and Buyer on September 30, 2008 (the “Mortgage Purchase Agreement”).
W I T N E S S E T H:
     WHEREAS, Seller desires to assign, convey and transfer all of its right, title and interest to the assets set forth on Schedule 1 hereto (collectively, the “Assets”) to Buyer in exchange for a cash payment of $                                        , which constitutes the Sale Price as finally determined pursuant to the Mortgage Purchase Agreement;
     NOW, THEREFORE, in consideration for the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto (each a “Party” and collectively the “Parties”) agree as follows:
     Section 1. Transfer of the Assets. On the terms and subject to the conditions of this Agreement and in consideration of the receipt by Seller of the Sale Price for such Assets from Buyer, Seller hereby transfers, assigns, conveys and delivers to Buyer all right, title and interest in and to the Assets as of the date hereof (the “Closing Date”).
     Section 2. Payment for the Assets. On the terms and subject to the conditions of this Agreement and in consideration for the transfer of the Assets, Buyer has paid the Sale Price to Seller by wire transfer in immediately available funds to the account or accounts designated by Seller in the Exercise Notice.
     Section 3. Closing Allocations.
          (a) Payments Belonging to Seller. Seller is entitled to (i) all payments of principal on the Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected on or before the Closing Date, (ii) all payments of principal on the Assets, as well as any prepayment penalty or premium associated therewith, that are due on or before the Closing Date and that are collected after that date, and (iii) all payments of interest that represent interest accruing on the Assets through and including the day prior to the Closing Date. If and to the extent any such payments are received by Buyer, Buyer will remit such payments to Seller promptly upon receipt thereof. Notwithstanding its status as owner of the Assets after the Closing, Buyer will not waive or forgive (or otherwise forbear from the enforcement and collection of) such payments that enure to the benefit of Seller as provided herein.

          (b) Payments Belonging to Buyer. Buyer is entitled to (i) all payments of principal on the Assets, as well as any prepayment penalty or premium associated therewith, that are due after the Closing Date and are collected by Seller on or prior to the Closing Date, (ii) all payments of principal on the Assets, as well as any prepayment penalty or premium associated therewith, that are due after the Closing Date and are collected after the Closing Date, and (iii) all payments of interest that represent interest accruing on the Assets on and after the Closing Date and that are collected after the Closing Date. If and to the extent any such payments are received by Seller, Seller will remit such payments to Buyer promptly upon receipt thereof.
     Section 4. Deliveries at Closing.
          (a) Seller has delivered to Buyer as of the date hereof:
               (1) with respect to each of the Assets identified on Schedule 1 hereto, such endorsements, assignment and assumption agreements and other instruments of transfer, all in the form satisfactory to Buyer, as may be required to vest good title in and to the Assets in Buyer (“Transfer Instruments”), executed by Seller and each other required party other than Buyer;
               (2) copies of any approvals or consents required under the underlying loan documents more particularly described on Schedule 1 hereto in order to consummate the transfers herein contemplated. Schedule 1 identifies each Asset that requires a consent in connection with the transaction herein contemplated; and
               (3) any books and records with respect to each of the Assets identified on Schedule 1 hereto.
          (b) Buyer has delivered to Seller as of the date hereof:
               (1) the Sale Price by wire transfer of immediately available funds to an account designated by Seller in accordance with the Exercise Notice; and
               (2) to the extent applicable, counterparts of the Transfer Instruments executed by Buyer.
     Section 5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer, as follows:
          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.
          (b) Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (c) This Agreement, assuming due authorization, execution and delivery by Buyer, constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.
          (d) The execution and delivery by Seller of this Agreement and its performance of, and compliance with, the terms of this Agreement will not conflict with or constitute a breach, violation, or default under (A) its certificate of incorporation or bylaws, (B) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local government or regulatory authority, which violation is likely to affect materially and adversely either the ability of Seller to perform its obligations under this Agreement or the financial condition of Seller or (C) any indenture, loan or credit agreement, or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction or decree to which Seller is a party or by which any Asset is bound or affected; the consummation of the transactions contemplated by this Agreement will not result in the cancellation, modification or termination of, or the acceleration of, or the creation of any charges, claims, conditions, options, assignments, preemptive rights, rights of first refusal, security interests, hypothecations, encumbrances, mortgages, liens or pledges (collectively, “Liens”) on the Assets pursuant to any agreement, license, lease, understanding, contract, indenture, mortgage, instrument, promise, undertaking or other commitment or obligation (“Contracts”) under which Seller or any Asset is subject to or bound.
          (e) Seller has not dealt with any person that may be entitled to any commission or compensation in connection with the transfer of the Assets. Seller or the obligor on the promissory note or notes related to each Asset (the “Obligor”) has paid any and all amounts due to any such person, and Buyer shall have no responsibility for any payments due any such person.
          (f) As of the date of this Agreement, all of the Assets as described on Schedule 1 are owned by Seller and Seller has good title to all of the Assets, free and clear of all Liens.
          (g) There are no Contracts with any other person or entity to sell, transfer, assign or in any manner create a Lien on, the Assets, or to not sell, transfer or assign the Assets to Buyer.
          (h) No consents or approvals, other than those that have been obtained, are required for the transfer of the Assets in accordance with the terms of this Agreement.

          (i) The Transfer Instruments are sufficient to convey to Buyer all right, title and interest in the Assets in all relevant jurisdictions, except to the extent that a recording or other filing is required to transfer such Asset.
          (j) To the best of Seller’s knowledge, there is no material default, breach, violation or event of acceleration existing under any Asset and no event that, with the passage of time, or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration thereunder.
          (k) To Seller’s knowledge, each property related to an Asset is in all material respects in compliance with, and lawfully used, operated and occupied under, applicable zoning and building laws or regulations, and Seller has not received notification from any governmental authority that any such property fails to comply with such laws or regulations, is being used, operated or occupied unlawfully or has failed to obtain or maintain any inspection, license or certificates material to the operation of such property.
          (l) To the best of Seller’s knowledge, there are no actions, suits or proceedings pending, or known to be threatened, before any court, administrative agency or arbitrator concerning an Asset or the applicable collateral securing the Asset (the “Collateral”) that might materially and adversely affect (1) title to such Asset, (2) the validity or enforceability thereof, (3) the value of the Collateral as security for the Asset or (4) the marketability of such Collateral.
          (m) The information set forth on Schedule 2 hereto is true and accurate in all material respects.
     Section 6. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:
          (a) Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Buyer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.
          (c) This Agreement, assuming due authorization, execution and delivery by Seller, constitutes a valid, legal and binding obligation of Buyer, enforceable against Buyer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities.

          (d) Buyer is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Buyer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Buyer to perform its obligations under this Agreement or the financial condition of Buyer.
     Section 7. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained in this Agreement shall survive the Closing for a period of twelve (12) months after the Closing Date.
     Section 8. Remedies After Closing Upon Breach of Representations and Warranties Made by Seller.
          (a) Opportunity to Cure. If, within twelve (12) months after the Closing, there is a breach of any of the representations and warranties in Section 5 made by Seller regarding the characteristics of any Asset, and such breach materially and adversely affects the value of such Asset (a “Material Breach”), Buyer will promptly notify Seller in writing of the Material Breach after Buyer first gains knowledge of such breach but in any event, no later than twelve (12) months after the Closing; provided, however, that the failure to give such notice shall not affect Buyer’s rights under this Section 8 except to the extent that Seller is actually prejudiced thereby. Each such notice must describe the asserted Material Breach in reasonable detail, and must also indicate the amount Buyer in good faith estimates the value of the affected Asset has been diminished as a result of such asserted Material Breach (the “Diminution in Value”). Seller may then elect in its sole and absolute discretion to either pay to Buyer the Diminution in Value, or attempt to cure or correct such asserted Material Breach in all material respects within the applicable Permitted Cure Period (as defined below).
     For purposes of the foregoing, and subject to the following paragraph, the “Permitted Cure Period” applicable to any Material Breach in respect of an Asset will be the 90-day period immediately following receipt by Seller of written notice of such Material Breach. If such Material Breach cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Breach can be corrected or cured and Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days.
     Section 9. Indemnity.
          (a) Indemnification by Seller. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all damage, expense, loss, cost, claim or liability (each a “Claim”) suffered or incurred by Buyer as a result of any of the following:

               (1) any untruth or inaccuracy in, or any breach of, any of the representations or warranties made by Seller in Section 5 of this Agreement; or
               (2) any breach of, or failure to perform, any agreement of Seller contained in this Agreement.
          (b) Indemnification by Buyer. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Claims suffered or incurred by Seller as a result of any of the following:
               (1) any untruth or inaccuracy in, or any breach of, any of the representations or warranties made by Buyer in Section 6 of this Agreement; or
               (2) any breach of, or failure to perform, any agreement of Buyer contained in this Agreement.
          (c) Scope of Indemnity. Notwithstanding anything to the contrary otherwise provided in this Agreement:
               (1) except in the case of fraud, the indemnification set forth in Sections 9(a) and 9(b) shall be limited to an amount equal to the value of the Sale Price received by Seller on the date hereof; and
               (2) the indemnification set forth in Sections 9(a) and 9(b) shall only extend to any Claim which arises within twelve (12) months following the Closing.
          (d) Notice. To the extent that a Claim is asserted by a third party, the party hereto seeking indemnification pursuant to Section 9(a) or 9(b) (“Indemnitee”) shall give prompt written notice to the party hereto from whom indemnification is sought (“Indemnitor”) as to the assertion of any Claim, or the commencement of any Claim. Subject to Section 9(c)(2), the omission of Indemnitee to notify Indemnitor of any such Claim shall not relieve Indemnitor from any liability in respect of such Claim that it may have to Indemnitee on account of this Agreement, provided, however, that Indemnitor shall be relieved of liability to the extent that the failure so to notify (a) shall have caused prejudice to the defense of such Claim, or (b) shall have materially increased the costs or liability of Indemnitor by reason of the inability or failure of Indemnitor (because of the lack of prompt notice from Indemnitee) to be involved in any investigations or negotiations regarding any such Claim. In case any such Claim shall be asserted or commenced against Indemnitee and it shall notify Indemnitor thereof, Indemnitor shall be entitled to participate in the negotiation or administration thereof and, to the extent it may wish, to assume the defense thereof with counsel reasonably satisfactory to Indemnitee, and, after notice from Indemnitor to Indemnitee of its election so to assume the defense thereof, which notice shall be given within fifteen (15) calendar days of its receipt of such notice from Indemnitee, Indemnitor will not be liable to Indemnitee hereunder for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation. Indemnitor shall not settle any Claim in any manner that does not completely relieve Indemnitee of liability for such

Claim, without the written consent of Indemnitee, which consent shall not be unreasonably withheld or delayed.
     Section 10. Expenses. Except as otherwise provided in the Mortgage Purchase Agreement, all reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including reasonable attorneys fees and expenses) shall be paid by each of the respective parties with respect to their own costs and expenses.
          Section 11 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,
          If to Seller:
Care Investment Trust Inc.
c/o CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
Attention: Chief Financial Officer
Facsimile No.: (212) 771-9317
          If to Buyer:
CIT Healthcare LLC
505 Fifth Avenue, 6th Floor
New York, New York 10017
Attention: President
Facsimile No.: (212) 771-9317
     Section 12. Further Assurances. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other documents or instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in Buyer the Assets, or in order to fully effectuate and to implement the purposes, terms and provisions of this Agreement.
     Section 13 Entire Agreement: No Other Representations. This Agreement and the Mortgage Purchase Agreement, along with all exhibits, schedules and annexes thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof.
     Section 14 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     Section 15 Interpretation. The section references and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
     Section 16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its duties or obligations under this Agreement, provided that Buyer may, upon written notice to Seller, delegate its duties or obligations hereunder to any Affiliate or Affiliates of Buyer, and provided further that Buyer shall have the right to assign its rights under this agreement with respect to any Asset to any purchaser of such Asset from Buyer.
     Section 17 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one instrument. The Parties may execute this Agreement by the facsimile exchange of executed signature pages.
     Section 18 Enforcement; No Joint Venture or Partnership; No Third Party Beneficiaries.
          (a) If any suit, action or other legal proceeding is brought to enforce any provision of this Agreement, the Party ultimately prevailing in such action or proceeding shall be entitled to recover the reasonable costs (including legal fees and expenses) of bringing or defending such action or proceeding.
          (b) Seller and Buyer intend that the relationships created hereunder be solely that of purchaser and seller. Nothing herein or therein is intended to create a joint venture, partnership, tenancy in common, or joint tenancy relationship between Buyer, on the one hand, and Seller, on the other hand.
          (c) This Agreement is solely for the benefit of Seller and Buyer and their respective successors and permitted assigns and nothing contained in this Agreement shall be deemed to confer upon anyone other than the Seller and Buyer and their respective successors and permitted assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.
     Section 19 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE

EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR ANY DISTRICT WITHIN SUCH STATE FOR THE PURPOSE OF ANY ACTION OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE LAYING OF VENUE IN SUCH COURT.
     Section 20 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
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     IN WITNESS WHEREOF, each of the parties hereto have executed this Assignment Agreement as of the date first written above.

CARE INVESTMENT TRUST INC.

By:

Name:	F. Scott Kellman
Title:	Chief Executive Officer

CIT HEALTHCARE LLC

By:

Name:	Steven Warden
Title:	President